                              CONSULTING AGREEMENT
PREAMBLE:
This is an agreement, effective as of February 7th, 2002 between Darryl G.
Headley, (Consultant) an individual residing at 25 East 48th Avenue, Vancouver,
B.C. (Consultant), and of RRUN Ventures Network Inc. of 62 West 8 Avenue
Vancouver, BC V5Y 1M7 (Client).

PURPOSE:
Client wishes to retain the services of Consultant to advise and consult Client in technical matters relative to Client's business, and Consultant is willing to provide such services.

1. Consultant agrees that for a period of twelve (12) months, commencing per date of this Agreement, he will, consistent with his other obligations, render to Client consulting services as Client may request relating to the field set forth and agreed upon by both the Client and Consultant.
(Specification. Consultant shall not be required at any time to render service that would conflict with obligations of Consultant undertaken prior to the request for such services by Consultant).

2. Client agrees to reimburse Consultant for such consulting services at the monthly rate of US$3000.00/month for the first 6 months and
US$6,000.00/month for the following 6 months. The first six-months will be paid in the equivalent dollar amount in stock of the client to the consultant (180,000 shares based on the closing price of the client as of the date of this agreement). The stock will be issues to the consultant no later than August 6, 2002 and is subject to board approval. The client reserves the right to issue a portion of the stock in RAHX (refer to
Schedule A). The consultant shall work full time and client reserves right to convert the consultant to employee status. Client reserves right to pay consultant from RRUN, RAHX or other subsidiaries for the last 6 months of service. Consultant shall invoice Client for services rendered, and such invoices shall be payable upon receipt. Invoices shall include a brief description of the services rendered. Client will reimburse Consultant for all travel and related living expenses incurred by Consultant in connection with any travel requested by Client. Prior written approval by Client shall be required for all travel inside and outside of the United Sates and
Canada in connection with this Agreement.

3. Consultant shall act as an independent Consultant, unless otherwise converted to employee status. Consultant shall furnish insurance and be responsible for all taxes as an independent Consultant. Consultant shall have no authority to bind Client or incur other obligations on behalf of Client.

4. Consultant will promptly disclose to Client each discovery which he reasonably believes may be new or patentable, conceived by him in carrying out the consulting services contracted for herein. Client shall have the right to file a patent application at Client's expense, on each discovery, and Consultant agrees to cooperate with Client and to execute all proper documents at the expense of Client to enable Client to obtain patent protection in the United
States and foreign countries. Consultant agrees to assign all rights to each such patent application and patent to Client, but Consultant shall have free, non-exclusive and irrevocable license to use of the patent with the right to sublicense use in all areas except those of the Specification. In the event
Client fails to file a patent application on any such discovery within six (6)
months after written disclosure thereof to Client, Consultant shall have the right to file such, at Consultant's expense in the United States and foreign countries. On each patent issuing from such application Client shall have a free, non-exclusive irrevocable license, with the right to sublicense, in the areas of the Specification.

5. In the event Client discloses information to Consultant that Client considers to be secret or proprietary and so notifies Consultant, Consultant agrees to hold the Proprietary Information in confidence and to treat the Proprietary
Information with at least the same degree of care and safeguards that he takes with his own proprietary information. Proprietary Information shall be used by
Consultant only in connection with services rendered under this Agreement.
Proprietary Information shall not be deemed to include information that (a) is in or becomes in the public domain without violation of this Agreement by
Consultant, or (b) is already in the possession of Consultant, as evidenced by written documents, prior to the disclosure thereof by Client, or c) is rightfully received from a third entity having no obligation to Client and without violation of this Agreement by Consultant.

6. Consultant warrants that he is under no obligation to any other entity that in any way conflicts with this Agreement, that he is free to enter into this
Agreement, and is under no obligation to consult for others in fields covered by this Specification. Consultant shall not, during the term of this Agreement perform consulting services for others in the field of the Specification but shall have the right to perform consulting services for others outside the specification.

7. This Agreement may be terminated by Client at any time on Thirty (30) days advance written notice. In the event consulting services requested by Client hereunder for immediate performance shall in any calendar month total less than
$2,000.00 then consultant shall have the right to terminate this Agreement by thirty (30) days advance written notice, provided, in the event Client shall within such thirty day period place sufficient requests with Consultant to bring the total for the previous and current month to the minimum amounts set forth above, such notice shall be of no effect.

8. The secrecy provisions of Section 5 hereof shall survive any termination of this Agreement for a period of three (3) years after such termination.

9 This Agreement is not assignable by either party without the consent of the other.

/s/ Darryl G. Headley                        /s/ Ray A. Hawkins
-------------------------------              -----------------------------------
    Darryl G. Headley                        RRUN Ventures Network Inc.
    (Consultant)                             (Client)

Date:                                        Date:
     --------------------------                   ------------------------------

Schedule A

The following document is an addendum to the Contract signed between RRUN and
Darryl G. Headley. This agreement contains parameters under which both parties will work but is not limited to the conditions set out in this schedule. This agreement can be adapted at any time during the contract period subject to mutual agreement by both parties.

I. Research for RRUN's propriety products such as RAHX Technology and software
a) Market research of similar products b) Consulting on the how the music business will fit in with RAHX technology c) Use significant record company contacts to expand and promote the RAHX Software concept o Representing
RRUN in face to face meetings in lieu of Mr. Hawkins or any other RRUN personnel based in Vancouver, not able to attend meetings on the East Coast
o Research, Development, Marketing, and Implementation of concepts and products in major eastern cities such as Toronto, New York, Boston,
Philadelphia, and Washington o Presentation of RRUN concepts to potential customers

II. Research and development of nightclub and entertainment concepts and products in major Eastern cities such as Toronto, New York, Boston,
Philadelphia, and Washington o Presentation of concepts to potential customers Research or various available Live venues and nightclubs throughout North America o Consulting for RRUN's Entertainment Properties
such as Record Companies, Restaurants, Live Event Entertainment Venues,
Nightclubs, and any other Entertainment related ventures

   1. Record Companies

        a) Consulting on choosing key personnel to fill roles like Artist and
           Repertoire, Marketing, Sales and Promotion

        b) Filling key Marketing and Promotion roles until suitable personnel are found

   2. Live Entertainment/Nightclubs

        a) Sourcing applicable Live Entertainment Venues in all major North
           American Cities

        b) Exploring and Researching successful Nightclub concepts

        c) Developing strategic plans to implement such concepts d) Directing
           Human Resources for all Live Entertainment Venues and Nightclubs

Any duties deemed necessary in connection with any of the above Ventures to further RRUN or RAHX, Inc. business if agreed to by both parties